Exhibit 10.7

Harvard Ave Acquisition Corporation

3rd Floor, 166 Yeongsin-ro

Yeongdengpo-gu, Seoul, 07362, Republic of Korea

October 22, 2025

Harvard Ave Acquisition Corporation

3rd Floor, 166 Yeongsin-ro

Yeongdengpo-gu, Seoul, 07362, Republic of Korea

Re:	Administrative Service Agreement

Ladies and Gentlemen:

This letter agreement by and between Harvard Ave Acquisition Corporation (the “Company”) and [ ](the “Sponsors”), dated as of the date hereof, will confirm our agreement that, commencing on the effective date of the Company’s Registration Statement on Form S-1 (the “Registration Statement”) in connection with the Company’s initial public offering (the “Start Date”), and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i) The Sponsors shall make available, or cause to be made available, to the Company, at 3rd Floor, 166 Yeongsin-ro, Yeongdengpo-gu, Seoul, 07362, Republic of Korea (or any successor location of the Sponsors), certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company. In exchange therefor, the Company shall pay to the Sponsors the sum of $10,000 per month on the Start Date and continuing monthly thereafter until the Termination Date;

(ii) The Sponsors hereby agree that the Company may delay payment of such monthly fee upon a determination by the Company’s audit committee that the Company lacks sufficient funds held outside the Trust Account (defined below) to pay actual or anticipated expenses in connection with the Company’s initial business combination as described in the Registration Statement. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of the Company’s initial business combination; and

(iii) The Sponsors hereby irrevocably waive any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”) as a result of, or arising out of, this letter agreement, and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

[Signature Page Follows]

Very truly yours,

Harvard Ave Acquisition Corporation

By:	/s/ Sung Hyuk Lee
	Name:	Sung Hyuk Lee
	Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

Copley Square LLC

By:	/s/ Hongbo Xing
	Name:	Hongbo Xing
	Title:	Manager

Northlake Partners Ltd.

By:	/s/ Tian Wang
	Name:	Tian Wang
	Title:	Director

[Signature Page to Administrative Service Agreement]